Graphic Packaging Holding Company Reports Second Quarter 2022 Results;
Progress Toward Enhanced and Stronger Vision 2025 Goals Continues

Financial Results

•Net Sales were $2,358 million versus $1,737 million in the prior year quarter.
•Net Organic Sales increased 3% in the quarter driven by global demand for sustainability-supported, innovative consumer packaging solutions.
•Net Income was $66 million versus $38 million in the prior year quarter.
•Adjusted EBITDA was $396 million versus $248 million in the prior year quarter, driven by $93 million of positive price-cost relationship, $81 million of volume/mix and $16 million of net performance.
•Earnings per Diluted Share were $0.21 versus $0.13 in the prior year quarter.
•Adjusted Earnings per Diluted Share (excluding amortization of purchased intangibles) were $0.60 versus $0.29 in the prior year quarter.
•Global liquidity was $1.2 billion at quarter end.
•Repurchased $7 million of common stock during the quarter; returned $30 million in total to stockholders in share repurchases and dividends.

ATLANTA, GA, July 26, 2022. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of sustainable, fiber-based consumer packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for second quarter 2022 of $66 million, or $0.21 per share, based upon 309.9 million weighted average diluted shares. This compares to second quarter 2021 Net Income of $38 million, or $0.13 per share, based upon 295.8 million weighted average diluted shares.

The second quarters of 2022 and 2021 were negatively impacted by a net $102 million and a net $38 million of special charges, respectively. Special charges in the second quarter of 2022 included a $92 million expense associated with the write down of two folding carton plants in Russia now classified as held for sale. Adjusted Net Income also includes adjustments for amortization related to purchased intangible assets, net of tax. The second quarters of 2022 and 2021 were impacted by $17 million and $11 million of amortization related to purchased intangibles, respectively. The charges are detailed in the Reconciliation of Non-GAAP Financial Measures table attached. When adjusting for both types of charges, Adjusted Net Income for the second quarter of 2022 was $185 million, or $0.60 per diluted share. This compares to second quarter 2021 Adjusted Net Income of $87 million, or $0.29 per diluted share.
Michael Doss, the Company’s President and CEO said, “Our growing pipeline of innovative, fiber-based consumer packaging solutions is meeting demand for more sustainable packaging and driving organic growth globally in our business. This continued in the second quarter, with Net Organic Sales up 3%, matching our first quarter growth rate and exceeding our targeted range. This growth is indicative of the ongoing transition of our customers to more recyclable and circular fiber-based packaging solutions. Our integrated business model and global scale have been essential to procuring raw materials in today’s challenging supply chain environment and ensuring supply to our customers. Furthermore, the strategic investments we have completed uniquely position us to expand in new market segments and deliver industry-leading quality at the lowest cost to produce, all while advancing our leadership in the industry.”
Doss added, “The operating leverage we have driven in our financial model remains on full display this year. We are on track to deliver our recently enhanced and stronger Vision 2025 goals by meeting or exceeding 2022 milestones. We continue to execute multiple pricing and productivity initiatives focused on improving profit margins and capturing returns on strategic investments. Our upwardly revised Adjusted EBITDA range, with $1.55 billion at the midpoint, reflects a substantial step up of approximately $500 million of incremental EBITDA when compared to 2021. As committed, we are utilizing cash flow to reduce debt and continue to expect year-end leverage to be in the 3.0 to 3.5x range.”

Operating Results
Net Sales

Net Sales increased 36% to $2,358 million in the second quarter of 2022, compared to $1,737 million in the prior year period. The $621 million increase was driven by $278 million of pricing and $379 million of improved volume/mix related to organic growth from conversions to fiber-based packaging solutions and acquisitions. Net sales were unfavorably impacted by $36 million of foreign exchange.

EBITDA
EBITDA for the second quarter of 2022 was $294 million compared to $214 million in the prior year period. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA was $396 million in the second quarter of 2022 versus $248 million in the second quarter of 2021. When comparing against the prior year quarter, Adjusted EBITDA in the second quarter of 2022 was positively impacted by $278 million of price, $81 million of volume/mix and $16 million in net productivity. Adjusted EBITDA was unfavorably impacted by $185 million of commodity input cost inflation, $25 million of other inflation and $17 million of unfavorable foreign exchange.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) decreased $136 million during the second quarter of 2022 to $5,831 million compared to the first quarter of 2022. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) decreased $133 million during the second quarter of 2022 to $5,723 million compared to the first quarter of 2022. The Company returned $30 million in capital to stockholders in the second quarter of 2022 through dividends and share repurchases. The Company's second quarter 2022 Net Leverage Ratio was 4.36 times Adjusted EBITDA compared to 5.36 times at the end of 2021.
At June 30, 2022, the Company had available liquidity of $1,194 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $48 million in the second quarter of 2022 as compared to $29 million reported in the second quarter of 2021. Capital expenditures for the second quarter of 2022 were $138 million compared to $200 million in the second quarter of 2021. Second quarter 2022 Income Tax Expense was $39 million, compared to $26 million in the second quarter of 2021.
Please note that a tabular reconciliation of Net Organic Sales, Net Organic Sales Growth, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.
Earnings Call

The Company will host a conference call at 10:00 a.m. EST today (July 26, 2022) to discuss the results of second quarter 2022. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by referencing conference ID 798328 and dialing:
•844-200-6205 from the United States,
•833-950-0062 from Canada, and
•929-526-1599 from outside the United States and Canada.

Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to Adjusted EBITDA growth and year-end leverage constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on the Company’s operations and business, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of sustainable fiber-based packaging solutions to the world’s most widely-recognized food, beverage, foodservice and other consumer products companies and brands. The Company operates on a global basis, is one of the largest producers of folding cartons and fiber-based foodservice products in the United States and Europe, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. Additional information about Graphic Packaging, its business and its products is available at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2022	2021	2022	2021
Net Sales	$2,358	$1,737	$4,603	$3,386
Cost of Sales	1,917	1,482	3,775	2,882
Selling, General and Administrative	185	125	366	251
Other Expense, Net	2	1	—	4
Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	102	34	117	46
Income from Operations	152	95	345	203
Nonoperating Pension and Postretirement Benefit Income	1	1	3	3
Interest Expense, Net	(48)	(29)	(90)	(59)
Income before Income Taxes and Equity Income of Unconsolidated Entity	105	67	258	147
Income Tax Expense	(39)	(26)	(85)	(44)
Income before Equity Income of Unconsolidated Entity	66	41	173	103
Equity Income of Unconsolidated Entity	—	1	—	1
Net Income	66	42	173	104
Net Income Attributable to Noncontrolling Interest	—	(4)	—	(12)
Net Income Attributable to Graphic Packaging Holding Company	$66	$38	$173	$92

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.21	$0.13	$0.56	$0.32
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.21	$0.13	$0.56	$0.32

Weighted Average Number of Shares Outstanding - Basic	309.2	295.1	309.0	285.5
Weighted Average Number of Shares Outstanding - Diluted	309.9	295.8	309.8	286.5

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	June 30, 2022	December 31, 2021

ASSETS

Current Assets:
Cash and Cash Equivalents	$108	$172
Receivables, Net	950	859
Inventories, Net	1,533	1,387
Other Current Assets	93	84
Total Current Assets	2,684	2,502
Property, Plant and Equipment, Net	4,601	4,677
Goodwill	1,974	2,015
Intangible Assets, Net	788	868
Other Assets	350	395
Total Assets	$10,397	$10,457

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$292	$279
Accounts Payable	1,008	1,125
Other Accrued Liabilities	708	645
Total Current Liabilities	2,008	2,049
Long-Term Debt	5,506	5,515
Deferred Income Tax Liabilities	612	579
Other Noncurrent Liabilities	379	421

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 308,064,390 and 307,103,551 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	3	3
Capital in Excess of Par Value	2,044	2,046
Retained Earnings	188	66
Accumulated Other Comprehensive Loss	(345)	(224)
Total Graphic Packaging Holding Company Shareholders' Equity	1,890	1,891
Noncontrolling Interest	2	2
Total Equity	1,892	1,893
Total Liabilities and Shareholders' Equity	$10,397	$10,457

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$173	$104
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	278	234
Deferred Income Taxes	40	31
Amount of Postretirement Expense (Less) Greater Than Funding	(5)	(10)
Impairment Charges related to Divestiture	92	—
Other, Net	19	49
Changes in Operating Assets and Liabilities	(309)	(103)
Net Cash Provided by Operating Activities	288	305

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(351)	(329)
Packaging Machinery Spending	(10)	(17)
Acquisition of Businesses, Net of Cash Acquired	—	—
Beneficial Interest on Sold Receivables	54	64
Beneficial Interest Obtained in Exchange for Proceeds	(2)	(5)
Other, Net	(2)	(2)
Net Cash Used in Investing Activities	(311)	(289)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(7)	—
Proceeds from Issuance of Debt	—	1,225
Retirement of Long-Term Debt	—	(1,226)
Payments on Debt	(7)	(9)
Borrowings under Revolving Credit Facilities	2,517	1,827
Payments on Revolving Credit Facilities	(2,480)	(1,691)
Redemption of Noncontrolling Interest	—	(150)
Repurchase of Common Stock related to Share-Based Payments	(17)	(14)
Debt Issuance Costs	—	(14)
Dividends and Distributions Paid to GPIP Partner	(46)	(48)
Other, Net	10	(5)
Net Cash Used In Financing Activities	(30)	(105)
Effect of Exchange Rate Changes on Cash	(7)	(1)
Net Decrease in Cash and Cash Equivalents	(60)	(90)
Cash and Cash Equivalents at Beginning of Period	172	179
CASH AND CASH EQUIVALENTS AT END OF PERIOD (includes $4 million classified as held for sale as of June 30, 2022)	$112	$89

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, Total Net Debt and Net Organic Sales Growth. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Net Organic Sales Growth are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2022	2021	2022	2021
Net Income Attributable to Graphic Packaging Holding Company	$66	$38	$173	$92
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	—	4	—	12
Income Tax Expense	39	26	85	44
Equity Income of Unconsolidated Entity	—	(1)	—	(1)
Interest Expense, Net	48	29	90	59
Depreciation and Amortization	141	118	281	236
EBITDA	$294	$214	$629	$442
Charges Associated with Business Combinations, Shutdown and Other Special Charges	102	34	117	46
Adjusted EBITDA	$396	$248	$746	$488

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	16.8%	14.3%	16.2%	14.4%

Net Income Attributable to Graphic Packaging Holding Company	$66	$38	$173	$92
Charges Associated with Business Combinations, Shutdown and Other Special Charges	102	34	117	46
Accelerated Depreciation Related to Shutdown	3	5	7	10
Tax Impact of Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation and Tax Charges	(3)	(1)	3	(5)
Noncontrolling Interest, Net of Tax	—	—	—	(2)
Amortization Related to Purchased Intangible Assets, Net of Tax	17	11	34	22
Adjusted Net Income Attributable to Graphic Packaging Holding Company (a)	$185	$87	$334	$163

Adjusted Earnings Per Share - Basic (a)	$0.60	$0.29	$1.08	$0.57
Adjusted Earnings Per Share - Diluted (a)	$0.60	$0.29	$1.08	$0.57
(a) Excludes amortization related to purchased intangibles.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	June 30,	June 30,	December 31,
In millions	2022	2021	2021
Net Income	$285	$220	$204
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	—	40	12
Income Tax Expense	115	73	74
Equity Income of Unconsolidated Entity	—	(2)	(1)
Interest Expense, Net	154	124	123
Depreciation and Amortization	539	478	494
EBITDA	1,093	933	906
Charges Associated with Business Combinations, Shutdown and Other Special Charges	221	69	150
Pension Plan Settlement Charge	—	1	—
Adjusted EBITDA	$1,314	$1,003	$1,056

	June 30,	June 30,	December 31,
Calculation of Net Debt:	2022	2021	2021
Short-Term Debt and Current Portion of Long-Term Debt	$292	$20	$279
Long-Term Debt (a)	5,539	3,768	5,552
Less:
Cash and Cash Equivalents	(108)	(89)	(172)
Total Net Debt	$5,723	$3,699	$5,659

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	4.36	3.69	5.36
(a) Excludes unamortized deferred debt issue costs.

	Six Months Ended
	June 30,
In millions	2022	2021
Net Cash Provided by Operating Activities	$288	$305
Net Cash Receipts from Receivables Sold included in Investing Activities	52	59
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	27	49
Adjusted Net Cash Provided by Operating Activities	$367	$413
Capital Spending	(361)	(346)
Adjusted Cash Flow	$6	$67

Calculation of Net Organic Sales Growth:	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2022	2021	2022	2021
Net Sales	$2,358	$1,737	$4,603	$3,386
Open Market Paperboard Sales (Paperboard Mills Segment)	(292)	(244)	(588)	(481)
Impact of Purchased Sales from Acquisitions (a)	—	299	—	605
Impact of Pricing (b)	(248)	—	(433)	—
Impact of Foreign Exchange	36	—	47	—
Net Organic Sales	$1,854	$1,792	$3,629	$3,510
Net Organic Sales Growth	3.5%		3.4%
(a) Purchased Sales from Acquisitions represents the prior year sales from acquired companies adjusted for current year currency impact.
(b) Represents pricing from converting sales, including price recovery from acquisitions.